EXHIBIT 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 2, 2004, is made by and among Jameson Inns, Inc., a Georgia corporation (“Jameson”), and each of the persons listed on Exhibit A hereto (each, a “Seller” and collectively, the “Sellers”).

W I T N E S S E T H:

WHEREAS, Jameson, Kitchin Hospitality, LLC, a Georgia limited liability company (the “LLC”), and the Sellers have entered into a Membership Interest Purchase Agreement dated September 10, 2003 (the “Membership Interest Purchase Agreement”), pursuant to which Jameson, contemporaneously with the execution and delivery of this Agreement, is purchasing from the Sellers all of the outstanding membership interests in the LLC in return for shares of Common Stock (defined below) and cash;

WHEREAS, Jameson has agreed to provide certain registration rights to the Sellers in respect of the shares of Common Stock issued to the Sellers pursuant to the Membership Interest Purchase Agreement; and

WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Membership Interest Purchase Agreement that the parties hereto execute this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

(a) “Affiliate” has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

(b) “Associate” has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

(c) “Board of Directors” means the Board of Directors of Jameson.

(d) “Common Stock” means the common stock, par value $0.10 per share, of Jameson.

(e) “Delay Notice” has the meaning set forth in Section 2.1(e).

(f) “Director” means a member of the Board of Directors.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended.

(h) “Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

(i) “Holder” shall mean any holder of Registrable Securities.

(j) “Indemnified Party” has the meaning set forth in Section 2.8(c).

(k) “Indemnifying Party” has the meaning set forth in Section 2.8(c).

(l) “Independent Director” means a Person who is an independent director within the meaning of Rule 4200 of the National Association of Securities Dealers, as such rule may be amended from time to time.

(m) “Initiating Holders” has the meaning set forth in Section 2.1(a).

(n) “Jameson” has the meaning set forth in the preamble to this Agreement.

(o) “LLC” has the meaning set forth in the recitals to this Agreement.

(p) “Membership Interest Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

(q) “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof, or any Group comprised of two or more of the foregoing.

(r) “Registrable Securities” shall mean (i) any shares of Common Stock held by a Killians Party that were issued to a Killians Party by Jameson pursuant to the Membership Interest Purchase Agreement, and (ii) any shares of Common Stock issued by way of a stock split or stock dividend in respect of the shares of Common Stock referred to in clause (i). For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when (w) a Registration Statement covering such Registrable Securities has been declared effective by the SEC, (x) such Registrable Securities shall be eligible for sale pursuant to paragraph (k) of Rule 144 (or any similar provision then in effect) under the Securities Act, (y) such Registrable Securities are sold in a transaction in which the rights under this Agreement are not assigned, or (z) such Registrable Securities shall cease to be outstanding.

(s) “Registration Statement” and “Prospectus” shall mean the registration statement and related prospectus (including any preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the Securities Act), including any documents incorporated therein by reference, filed in connection with the registration of any Registrable Securities.

(t) “SEC” means the Securities and Exchange Commission.

(u) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended.

(v) “Sellers” has the meaning set forth in the preamble to this Agreement.

(w) “Valid Business Reason” has the meaning set forth in Section 2.1(e).

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1. REQUEST FOR REGISTRATION.

(a) Subject to paragraph 2.1(c) below, at any time, and from time to time, on or after January 1, 2005, if Jameson is at the time of a request a registrant entitled to register the Registrable Securities for resale on Form S-1, S-2 or S-3 or any successor form thereto, the Holders of at least 25% of the then Registrable Securities (the “Initiating Holders”) may request in a written notice that Jameson file a Registration Statement on such form under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of all or a part of the Registrable Securities held by such Initiating Holders with an estimated selling price (prior to underwriters’ commissions and expenses) of not less than One Million Five Hundred Thousand Dollars ($1,500,000.00) for sale pursuant to a firm commitment underwritten public offering. Following receipt of any notice under this Section 2.1, subject to the remaining provisions of this Section 2.1, Jameson shall (x) within ten days, notify all other Holders of such request in writing and (y) thereupon will, as expeditiously as possible, use its commercially reasonable efforts to cause to be registered under the Securities Act all Registrable Securities that the Initiating Holders and such other Holders have, within ten days after Jameson has given such notice, requested be registered. Jameson will use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable.

(b) The right of any Holder to include its Registrable Securities in a registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering. All Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be recognized investment banking firm(s) selected by a majority in interest of the Initiating Holders and approved by Jameson. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to Jameson, the managing underwriter and the Initiating Holders. The securities so withdrawn also shall be withdrawn from registration.

(c) Notwithstanding any provision of this Agreement to the contrary, Jameson shall not be required to effect a registration requested pursuant to this Section 2.1 (i) if

Jameson has, within the twelve-month period preceding the date of such request, already effected a registration for Holders pursuant to this Section 2.1, (ii) during the period starting with the date of filing by Jameson of, and ending on a date 180 days following the effective date of, a Registration Statement pertaining to a public offering of securities for the account of Jameson or on behalf of selling shareholders under any other registration rights agreement or (iii) if within 20 days prior to the receipt by Jameson of the written notice issued by the Initiating Holders requesting registration pursuant to Section 2.1(a), Jameson receives for or on behalf of any third party or parties exercising rights (whether existing on the date hereof or hereafter granted by Jameson) similar to those provided for in Section 2.1(a) to have securities of Jameson held by such third party or parties registered under the Securities Act (or other statute then in effect corresponding to the Securities Act).

(d) Subject to the following sentence, if the managing underwriter for a requested registration advises Jameson in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of Jameson which are not Registrable Securities) exceeds the number that can be sold in such offering at a price reasonably related to the then-current market value of such securities, Jameson will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, may be sold at a price reasonably related to the then-current market value of such securities, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares hereby allocated to any such Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, may be sold at a price reasonably related to the then-current market value of such securities, Jameson may include in such registration the securities Jameson proposes to sell up to the number of securities that, in the opinion of the managing underwriter, may be sold at a price reasonably related to the then-current market value of such securities. Jameson will not include in any requested registration pursuant to this Section 2.1 any securities that are not Registrable Securities (other than securities of Jameson) without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration.

(e) If the Board of Directors of Jameson reasonably determines that any registration of Registrable Securities should not be made or continued due to a valid need not to disclose confidential information or because it would interfere with any financing, acquisition, corporate reorganization or merger or other transaction involving Jameson (any of such events or circumstances, a “Valid Business Reason”), Jameson may postpone filing a Registration Statement relating to a request for registration under this Section 2.1 until such Valid Business Reason no longer exists and, in case any such Registration Statement has been filed Jameson may, with respect to a registration effected pursuant to this Section 2.1, cause such Registration Statement to be withdrawn and its effectiveness terminated or may, with respect to a registration effected pursuant to this Section 2.1, postpone amending or supplementing such Registration Statement; and Jameson shall give written notice (a “Delay Notice”) of (i) its determination to postpone or withdraw a Registration Statement, and (ii) of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof.

(f) Prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, Jameson shall (i) provide the Holders with an adequate and appropriate opportunity to participate in the preparation such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which the Holders’ counsel or any underwriter shall have reasonably objected on the grounds such filing does not comply in all material respects with the requirements of the Act and of the rules and regulations thereunder.

SECTION 2.2. INCIDENTAL REGISTRATION. Subject to Section 2.6, if at any time Jameson determines that it shall file a Registration Statement under the Securities Act (other than (i) a Registration Statement on a Form S-4 or S-8 or any successor or similar forms, or (ii) a registration in connection with an exchange offer or the offering of securities solely to Jameson’s existing security holders) on any form that also would permit the registration for resale of the Registrable Securities and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its Common Stock to be sold for cash, Jameson shall each such time promptly give each Holder written notice of such determination setting forth the date on which Jameson proposes to file such Registration Statement, which date shall be no earlier than 30 days from the date of such notice, and advising each Holder of its right to have Registrable Securities included in such registration. Upon the written request of any Holder received by Jameson no later than 15 days after the date of Jameson’s notice, Jameson shall use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has so requested to be registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, Jameson shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, Jameson may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of Jameson), the total amount of such securities to be so registered, including such Registrable Securities, will exceed the maximum amount of Jameson’s securities that can be marketed at a price reasonably related to the then-current market value of such securities, then Jameson shall include in such registration (i) first, all the securities Jameson proposes to sell for its own account or is required to register on behalf of any third party exercising rights (whether in existence on the date of this Agreement or hereafter granted by Jameson) similar to those provided for in Section 2.1(a) and without having the adverse effect referred to above, (ii) second, to the extent that the number of securities which Jameson proposes to sell for its own account pursuant to this Section 2.2 or is required to register on behalf of any third party exercising rights (whether in existence on the date of this Agreement or hereafter granted by Jameson) similar to those provided for in Section 2.1(a) is less than the number of equity securities which Jameson has been advised can be sold in such offering without having the adverse effect referred to above, all shares of Common Stock requested to be included by third parties exercising the rights similar to those granted in this Section 2.2 and (iii) third, to the extent that the number of securities referred to in clauses (i) and (ii) is less than the number of equity securities which Jameson has been advised can be sold in such offering without having the adverse effect referred to above, all Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 2.2; provided, that if the number of Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 2.2, together with the number of securities to be included in such registration pursuant to clauses (i) and (ii) of this Section 2.2, exceed the number which Jameson has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 2.2 shall be limited to such extent and shall be allocated pro rata among all such requesting Holders on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration.

SECTION 2.3. OBLIGATIONS OF JAMESON. Whenever required under Section 2.1 to use its commercially reasonable efforts to effect the registration of any Registrable Securities, Jameson shall, as promptly as reasonably practicable:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for a period of distribution ending upon the earlier of the sale of all Registrable Securities covered thereby and 90 days from the effective date thereof;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, and furnish to the Holders of the Registrable Securities copies of any such amendments and supplements prior to their being used or filed with the SEC;

(c) furnish to the Holders such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus and any amendments or supplements thereto in conformity with the requirements of the Securities Act) and such other documents and information as they may reasonably request and make available for inspection by the parties referred to in Section 2.3(d) below such financial and other information and books and records of Jameson, and cause the officers, directors, employees, counsel and independent certified public accountants of Jameson to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(d) provide (i) the Holders of the Registrable Securities to be included in such Registration Statement, (ii) the underwriters (which term, for purposes of this Agreement,

shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), thereof, (iii) the sales or placement agent therefor, (iv) counsel for such underwriters or agent, and (v) not more than one counsel for all the Holders of such Registrable Securities the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto;

(e) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that Jameson shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to do so; and, provided further, that Jameson shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction, unless such Holder agrees to do so;

(f) promptly notify the selling Holders of Registrable Securities, the sales or placement agent therefor and the managing underwriter or underwriters thereof and confirm such advice in writing, (i) when such Registration Statement or the Prospectus included therein or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the SEC or by any Blue Sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties of Jameson contained in any underwriting agreement or other customary agreement cease to be true and correct in all material respects or (v) of the receipt by Jameson of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(g) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto;

(h) promptly notify each Holder for whom such Registrable Securities are covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading;

(i) enter into an underwriting agreement in customary form, including, without limitation, customary indemnification provisions consistent with Section 2.8 hereof;

(j) cooperate with the Holders of the Registrable Securities and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may reasonably request at least two business days prior to any sale of the Registrable Securities;

(k) otherwise comply with all applicable rules and regulations of the SEC; and

(l) use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange or quotation system on which the Common Stock of Jameson is then listed or quoted.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from Jameson of the happening of any event of the kind described in clause (h) of this Section 2.3, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by clause (h) of this Section 2.3, and, if so directed by Jameson, such Holder will deliver to Jameson (at Jameson’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

SECTION 2.4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of Jameson to take any action pursuant to this Agreement that the Holders shall furnish to Jameson such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as Jameson shall reasonably request and as shall be required in connection with the action to be taken by Jameson.

SECTION 2.5. EXPENSES OF REGISTRATION. All expenses incurred in connection with each registration or attempted registration pursuant to Section 2.1 or Section 2.2, excluding (i) underwriters’ discounts and commissions, (ii) the fees and disbursements of counsel selected pursuant to Section 2.11 hereof by the Holders of the Registrable Securities being registered to represent such Holders in connection with each such registration and (iii) the fees and disbursements of counsel for the underwriter(s) in connection with each such registration, shall be paid by Jameson.

SECTION 2.6. UNDERWRITING REQUIREMENTS. In connection with any underwritten offering in which Holders participate pursuant to Section 2.2, Jameson shall not be required under Section 2.2 to include Registrable Securities in such underwritten offering unless the Holders of such Registrable Securities accept the terms of the underwriting of such offering that have been agreed upon between Jameson and the underwriters selected by Jameson.

SECTION 2.7. RULE 144 INFORMATION. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times, Jameson shall use its commercially commercially reasonable efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Jameson under the Securities Act and the Exchange Act; and

(iii) furnish to each Holder of Registrable Securities forthwith upon request a written statement by Jameson as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Jameson, and such other reports and documents so filed by Jameson as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

SECTION 2.8. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) Jameson shall indemnify and hold harmless each Holder, such Holder’s directors and officers, and each Person, if any, who controls such Holder or participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of a material fact contained in such Registration Statement, preliminary Prospectus, final Prospectus or amendments or supplements thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Jameson; provided further that Jameson shall not be liable to any Holder, such Holder’s directors and officers or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary Prospectus, final Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information furnished by any such Holder, such Holder’s directors and officers or controlling person; provided, further, that as to any preliminary Prospectus or any final Prospectus this indemnity agreement shall not inure to the benefit of any Holder, such Holder’s directors and officers or controlling persons on account of any losses, claims, damages or liability arising from the sale of Common Stock to any person by such Holder if such Holder or its representatives failed to send or give a copy of the final Prospectus or a Prospectus supplement, as the case may be (excluding documents incorporated by reference therein), as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus or final Prospectus was corrected in the final Prospectus or such Prospectus supplement, as the case may be (excluding documents incorporated by reference therein), unless such failure resulted from non-compliance by Jameson with Section 2.3(c).

(b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless Jameson, each of its directors and officers and each person, if any, who controls Jameson within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Jameson to the Holders but only with reference to information relating to such Holder furnished to Jameson.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Holders, in the case of parties indemnified pursuant to the second preceding paragraph, and by Jameson, in the case of parties indemnified pursuant to the first preceding paragraph.

The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in the first or second paragraph of this Section 2.8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 2.8 are not exclusive and shall not limit any right or remedies that may otherwise be available to any indemnified party at law or in equity.

SECTION 2.9. LOCKUP.

(a) Each Holder shall, in connection with any registration of Jameson’s securities, upon the request of Jameson or the underwriter(s) managing any underwritten offering of such securities, agree in writing not to effect any sale, disposition or distribution of any Equity Securities (other than that included in the registration) without the prior written consent of Jameson or the managing underwriter(s) for such period of time (not to exceed 180 days) from the effective date of such registration as Jameson or the underwriter(s) may specify.

(b) Jameson shall not effect any public sales or other distributions of its equity securities, or any securities convertible into or exchangeable for such equity securities, during the period commencing on the 15th day prior to, and ending on the 90th day following, the effective date of the Registration Statement for any underwritten registration, except in connection with any such underwritten registration and except for (i) any offering (A) pursuant to an employee benefit plan and registered on Form S-8 (or any comparable form adopted by the SEC) or (B) on Form S-4 (or any comparable form adopted by the SEC) or (iii) any sales of equity securities pursuant to a dividend reinvestment and optional cash purchase plan offered by Jameson.

SECTION 2.10. CHANGES IN REGISTRABLE SECURITIES. If, and as often as, there are any changes in the Common Stock by way of share split, share dividend, combination ore reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, Jameson will require the successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

SECTION 2.11. TRANSFER OF REGISTRATION RIGHTS. The registration rights of any Holder under this Agreement with respect to the Registrable Securities may not be transferred to any transferee of such Registrable Securities unless such transferee is a Killians Party or such transferee would, following such transfer, hold at least 10% of the originally outstanding Registrable Securities, provided that (i) the transferring Holder shall give Jameson written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred, (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to Jameson, to be bound as a Holder by the provisions of this Section and (iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the Securities Act.

SECTION 2.12. SELECTION OF COUNSEL. In connection with any registration of Registrable Securities pursuant to Sections 2.1 or 2.2 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to Jameson in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. SHAREHOLDER’S ACKNOWLEDGEMENT, CONSENT AND POWER OF ATTORNEY. Contemporaneously with the execution of this Agreement, each of the Sellers shall execute a Shareholder’s Acknowledgement, Consent and Power of Attorney, appointing Thomas W. Kitchin, and, in the event of death or incapacity of Thomas W. Kitchin, then Craig R. Kitchin, as such Seller’s lawful attorney and proxy for the purpose of taking any actions required or permitted by the Sellers under this Agreement.

SECTION 3.2. ENFORCEMENT OF THIS AGREEMENT. The approval of either a majority of the Board of Directors or a majority of the Independent Directors shall constitute requisite corporate action for Jameson to seek to enforce the terms of this Agreement.

SECTION 3.3. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

if to any Seller, to:

Thomas W. Kitchin

8 Perimeter Center East

Suite 8050

Atlanta, Georgia 30346-1604

if to Jameson, to:

Jameson Inns, Inc.

8 Perimeter Center East

Suite 8050

Atlanta, Georgia 30346-1604

Attention: General Counsel

If to a Transferee of Registrable Securities:

At the address set forth in the notice required to be

delivered pursuant to Section 2.10 hereof.

SECTION 3.4. AMENDMENTS; NO WAIVERS.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Jameson and each of the Sellers, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by Jameson shall be effective without the approval of a majority of the Independent Directors.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 3.5. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 3.6. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with the documents contemplated hereby, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that the Sellers may assign their respective rights to the extent and as provided in Section 2.10.

SECTION 3.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 3.8. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 3.9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia applicable to contracts executed in and to be performed in the State of Georgia. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Georgia state or federal court thereof.

SECTION 3.10. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 3.11. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 3.12. TERMINATION. This Agreement shall terminate upon the earlier of (i) the date on which the number of shares of Common Stock comprising the Registrable Securities falls below 500,000 shares (such number to adjust for stock splits, stock dividends and the like) or (ii) the 20th anniversary of the date hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the Sellers has executed this Agreement, and Jameson Inns, Inc. has caused its duly authorized representative or agent to execute this Agreement, as of the day and year first above written.

JAMESON INNS, INC.

By:	/s/ Steven A. Curlee
Name: Steven A. Curlee
Title: Vice President—Legal

SELLERS:

/s/ Thomas W. Kitchin Thomas W. Kitchin, in his individual capacity

/s/ Thomas W. Kitchin

Thomas W. Kitchin, as attorney-in-fact to

each of the Sellers (other than himself),

pursuant to the Shareholder’s

Acknowledgement, Consent and Power of

Attorney executed by each of the Sellers

EXHIBIT A

SELLERS

Thomas W. Kitchin

Judith K. Kitchin

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the Thomas J. Kitchin Family Trust

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the Craig R. Kitchin Family Trust

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the Matthew T. Kitchin Family Trust

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the Alexander G. Kitchin Family Trust

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the John P. Kitchin Family Trust

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the Karen E. Kitchin Family Trust